Exhibit 4.1

EXECUTION COPY

WESTERN REFINING, INC.

as Issuer

  THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

Supplemental Indenture

Dated as of June 10, 2009

Supplemental to

Senior Indenture Dated as of June 10, 2009

5.75% Convertible Senior Notes due 2014

TABLE OF CONTENTS

i

SECTION 4.09. Reservation of Shares; Shares to be Fully Paid; Compliance With
Governmental Requirements; Listing of Common Stock	35
SECTION 4.10. Responsibility of Trustee	35
SECTION 4.11. Notice to Holders Prior to Certain Actions	36
SECTION 4.12. Stockholder Rights Plan	37

ARTICLE 5

REMEDIES

SECTION 5.01. Events of Default	37
SECTION 5.02. Additional Interest	38
SECTION 5.03. Waiver of Past Defaults	38
SECTION 5.04. Rights of Holders to Receive Payment	39
SECTION 5.05. Notice of Default	39

ARTICLE 6

SATISFACTION AND DISCHARGE

SECTION 6.01. Satisfaction and Discharge of the Supplemental Indenture	39
SECTION 6.02. Deposited Monies to Be Held in Trust by Trustee	40
SECTION 6.03. Paying Agent to Repay Monies Held	40
SECTION 6.04. Return of Unclaimed Monies	40
SECTION 6.05. Reinstatement	41

ARTICLE 7

SUPPLEMENTAL INDENTURES

SECTION 7.01. Amendments or Supplements Without Consent of Holders	41
SECTION 7.02. Amendments, Supplements or Waivers With Consent of Holders	41

ARTICLE 8

CONSOLIDATION; MERGER; SALE OF ASSETS

SECTION 8.01. Company May Consolidate, Etc., Only on Certain Terms	42
SECTION 8.02. Successor Substituted	43

ARTICLE 9

INAPPLICABLE PROVISIONS OF THE ORIGINAL INDENTURE

SECTION 9.01. Article 3, Sections 5.01, 5.02 and 8.05 of Original Indenture	43

ii

ARTICLE 10

MISCELLANEOUS

SECTION 10.01. Governing Law	44
SECTION 10.02. Payments on Business Days	44
SECTION 10.03. No Security Interest Created	44
SECTION 10.04. Trust Indenture Act	44
SECTION 10.05. Benefits of Indenture	44
SECTION 10.06. Calculations	44
SECTION 10.07. Table of Contents, Headings, Etc	45
SECTION 10.08. Execution in Counterparts	45
SECTION 10.09. Severability	45
SECTION 10.10. Ratification of Indenture	45

EXHIBITS

Exhibit A	Form of Note	A-1
Exhibit B	Form of Conversion Notice	B-1
Exhibit C	Form of Fundamental Change Repurchase Notice	C-1
Exhibit D	Form of Assignment and Transfer	D-1

iii

SUPPLEMENTAL INDENTURE, dated as of June 10, 2009, between Western Refining, Inc., a Delaware corporation (the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) under the Indenture dated as of June 10, 2009, between the Company and the Trustee (as amended or supplemented from time to time in accordance with the terms thereof, the “Original Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company executed and delivered the Original Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Company’s senior debentures, notes or other evidences of indebtedness (the “Securities”), in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Original Indenture;

WHEREAS, Section 9.01(e) of the Original Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Original Indenture to establish the form and terms of Securities of any series as contemplated by Sections 2.01 and 2.03 of the Original Indenture;

WHEREAS, the Board of Directors has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;

WHEREAS, pursuant to the terms of the Original Indenture, the Company desires to establish a new series of its Securities to be known as its “5.75% Convertible Senior Notes due 2014” (the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Supplemental Indenture;

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note and the Form of Conversion Notice, Form of Fundamental Change Repurchase Notice and Form of Assignment and Transfer contemplated under the terms of the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms, and (ii) the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01. Scope of Supplemental Indenture. The changes, modifications and supplements to the Original Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Original Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. The provisions of this Supplemental Indenture shall supersede any corresponding provisions in the Original Indenture.

SECTION 1.02. Definitions. For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Article 1 shall have the meanings assigned to them in this Article and include the plural as well as the singular;

(ii) all words, terms and phrases defined in the Original Indenture (but not otherwise defined herein) shall have the same meanings as in the Original Indenture;

(iii) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, shall have the meanings assigned to them in the Trust Indenture Act;

(iv) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of this instrument; and

(v) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

“Additional Interest” has the meaning specified in Section 5.02.

“Additional Notes” has the meaning specified in Section 2.01.

“Additional Shares” has the meaning specified in Section 4.06(a).

“Agent Members” has the meaning specified in Section 2.02.

“Board of Directors” means the board of directors of the Company (or a committee of such board duly authorized to act for it hereunder).

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or any other day on which banks or trust companies in The City of New York are authorized or required by law or executive order to be closed.

“Clause A Distribution” has the meaning specified in Section 4.04(c).

“Clause B Distribution” has the meaning specified in Section 4.04(c).

“Clause C Distribution” has the meaning specified in Section 4.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Common Stock” means, subject to Section 4.07, the shares of common stock, par value $0.01 per share, of the Company as such shares of common stock exist on the date of this Supplemental Indenture.

“Consideration Notice” has the meaning specified in Section 4.03(b)(i).

“Continuing Directors” means (i) individuals who on the date of original issuance of the Notes constituted the board of directors of the Company and (ii) any new members of the board of directors of the Company whose election to the board of directors of the Company or whose nomination for election by the stockholders of the Company was approved by at least a majority of the members of the board of directors of the Company then still in office (or a duly constituted committee thereof), either who were members of the board of directors of the Company on the date of original issuance of the Notes or whose election or nomination for election was previously so approved.

“Conversion Agent” means the Trustee or such other office or agency designated by the Company where Notes may be presented for conversion. The Conversion Agent shall initially be the Trustee.

“Conversion Date” has the meaning specified in Section 4.02(b).

“Conversion Notice” has the meaning specified in Section 4.02(b).

“Conversion Obligation” has the meaning specified in Section 4.01(a).

“Conversion Price” means, in respect of each Note, as of any date, $1,000, divided by the Conversion Rate as of such date.

“Conversion Rate” means, initially, 92.5926 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as set forth herein.

“Custodian” means the Trustee, as custodian with respect to the Notes (so long as the Notes constitute Global Notes), or any successor entity.

“Daily Conversion Value” means, for each of the 25 consecutive VWAP Trading Days during the relevant Observation Period, one twenty-fifth (1/25th) of the product of (1) the applicable Conversion Rate on such VWAP Trading Day and (2) the Daily VWAP on such VWAP Trading Day of the Common Stock or the Daily VWAP on such VWAP Trading Day of one unit of the Reference Property into which the Common Stock has been converted in connection with any Merger Event. Any determination of the Daily Conversion Value by the Company will be conclusive absent manifest error.

“Daily Settlement Amount” for each of the 25 VWAP Trading Days during the applicable Observation Period means:

(a) an amount of cash equal to the lesser of (x) $40 and (y) the Daily Conversion Value for such VWAP Trading Day; and

(b) if the Daily Conversion Value exceeds $40, a number of shares of Common Stock equal to the Daily Share Amount.

“Daily Share Amount” means, with respect to any VWAP Trading Day during the relevant Observation Period, a number of shares of Common Stock equal to (A) the difference between the Daily Conversion Value on such VWAP Trading Day and $40, divided by (B) the Daily VWAP of the Common Stock on such VWAP Trading Day.

“Daily VWAP” for the Common Stock means, for each of the 25 consecutive VWAP Trading Days during the applicable Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page WNR.N<equity>AQR (or any equivalent successor page) in respect of the period from the scheduled open of trading on the principal trading market for the Common Stock to the scheduled close of trading on such market on such VWAP Trading Day (without regard to after- hours trading), or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock (or one unit of Reference Property consisting of marketable equity securities) on such VWAP Trading Day using a volume-weighted method (or, in the case of Reference Property consisting of cash, the amount of such cash or in the case of Reference Property other than marketable equity securities or cash, the market value thereof), in each case as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

“Depositary” means The Depository Trust Company until a successor Depositary shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Depositary” shall mean such successor Depositary.

“Effective Date” has the meaning specified in Section 4.06(b).

“Event of Default” has the meaning specified in Section 5.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Ex-Date” means the first date upon which the shares of Common Stock trade on the relevant exchange or in the relevant market, regular way, without the right to receive such issuance or distribution in question.

“Existing Owners” means (1) each of Paul L. Foster, Jeff A. Stevens, Scott D. Weaver and Ralph A. Schmidt and their respective immediate family members (as defined by the National Association of Security Dealers Automatic Quotation system listing requirements) or the spouses and former spouses (including widows and widowers), heirs or lineal descendants of any of the foregoing; (2) Franklin Mountain Investments Limited Partnership; and (3) any affiliate controlled by any of the foregoing.

“Fundamental Change” will be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries, and its and their employee benefit plans and the Existing Owners, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing more than 50% of the voting power of the Company’s common equity, or the Existing Owners, considered as a group, file a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such group has become the direct or indirect “beneficial owner” of the Company’s common equity representing more than 70% of the voting power of the Company’s common equity;

(2) consummation of any share exchange, consolidation or merger of the Company or any other transaction or series of transactions pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries; provided, however, that a transaction where the holders of all classes of the Company’s common equity immediately prior to such transaction that is a share exchange, consolidation or merger (each such holder, a “pre-transaction holder”) own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such event shall not be a Fundamental Change, so long as the proportion of the respective ownership of each pre-transaction holder remains substantially the same relative to all other pre-transaction holders;

(3) the first day on which a majority of the members of the board of directors of the Company does not consist of Continuing Directors;

(4) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(5) the Common Stock (or other common stock into which the Notes are then convertible, in whole or in part) ceases to be listed or quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors).

Notwithstanding the foregoing, it shall not be a Fundamental Change upon the occurrence of any transaction described in clauses (1) or (2) above if at least 90% of the consideration received or to be received by the holders of the Common Stock, excluding cash payments for fractional shares of the Common Stock and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction consists of common stock traded on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or that will be so traded or quoted when issued or exchanged in connection with such transactions and as a result of this transaction the Notes become convertible into such consideration, excluding cash payments for fractional shares, subject to the Company’s right to pay cash or pay cash and deliver shares of Common Stock to converting holders as set forth in Section 4.03(c)(ii) and (iii), respectively.

“Fundamental Change Company Notice” has the meaning specified in Section 3.01(b).

“Fundamental Change Repurchase Date” has the meaning specified in Section 3.01(a).

“Fundamental Change Repurchase Notice” has the meaning specified in Section 3.01(a)(i).

“Fundamental Change Repurchase Price” has the meaning specified in Section 3.01(a).

“Global Note” means any registered Note that is in global form.

“Indenture” means the Original Indenture, as originally executed and as supplemented from time to time by one or more indentures supplemental thereto, including this Supplemental Indenture, entered into pursuant to the applicable provisions of the Indenture, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Original Indenture, this Supplemental Indenture and any other such supplemental indenture, respectively.

“Initial Notes” has the meaning specified in Section 2.01.

“Interest Payment Date” means, with respect to the payment of interest on the Notes, each June 15 and December 15 of each year, beginning on December 15, 2009.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share of Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from a nationally recognized independent investment banking firm selected by the Company for this purpose.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (determined after giving effect to any exceptions or exclusions to such definition, but without regard to the proviso in clause (2) of the definition thereof).

“Market Disruption Event” means the occurrence or existence on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time within the 30 minutes prior to the closing time of the relevant exchange on such day.

“Measurement Period” has the meaning specified in Section 4.01(b).

“Merger Event” has the meaning specified in Section 4.07(a).

“Net Share Settlement Election” has the meaning specified in Section 4.03(a)(i).

“Note” or “Notes” has the meaning specified in the fourth paragraph of the recitals of this Supplemental Indenture, and shall include any Additional Notes issued pursuant to Section 2.01 hereof.

“Noteholder” or “Holder” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any person in whose name at the time a particular Note is registered on the Security Register.

“open of business” means 9:00 a.m. (New York City time).

“Observation Period” with respect to any Note means:

(a) with respect to any Conversion Date occurring on or after the 30th Scheduled Trading Day immediately preceding the Stated Maturity, the 25 consecutive VWAP Trading Day period beginning on, and including, the 27th Scheduled Trading Day immediately preceding the Stated Maturity (or if such day is not a VWAP Trading Day, the next succeeding VWAP Trading Day); and

(b) in all other instances, the 25 consecutive VWAP Trading Day period beginning on, and including, the third Trading Day immediately following the relevant Conversion Date.

“Original Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Paying Agent” has the meaning set forth in Section 2.05 of the Original Indenture, which shall initially be the Trustee, and shall be the Person authorized by the

Company to pay the principal amount of, interest on, or Fundamental Change Repurchase Price of, any Notes on behalf of the Company.

“Physical Notes” means certificated Notes that are not in global form and are registered Notes issued in denominations of $1,000 principal amount and multiples thereof.

“Place of Payment” means, for purposes of the Notes, New York, New York.

“Principal Portion” means, for each of the 25 VWAP Trading Days during the applicable Observation Period the amount determined pursuant to clause (a) of the definition of “Daily Settlement Amount”.

“Prospectus Supplement” means the prospectus supplement dated June 4, 2009 to the prospectus filed by the Company with the Commission on April 23, 2009 and relating to the offering and sale of the Notes.

“Reference Property” has the meaning specified in Section 4.07(c).

“Registrar” has the meaning set forth in Section 2.05 of the Original Indenture.

“Regular Record Date” means, with respect to the payment of interest on the Notes, the June 1 (whether or not a Business Day) immediately preceding an Interest Payment Date on June 15 and the December 1 (whether or not a Business Day) immediately preceding an Interest Payment Date on December 15.

“Security Register” has the meaning set forth in Section 2.05 of the Original Indenture.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal United States national or regional securities exchange or market on which the Common Stock is listed or admitted for trading, or if the Common Stock is not so listed or admitted for trading on any exchange or market, a Business Day.

“Significant Subsidiary” means a “significant subsidiary” as defined in Article 1, Rule 1-02(w) of Regulation S-X under the Securities Act of 1933, as amended.

“Spin-Off” has the meaning specified in Section 4.04(c).

“Stated Maturity” means, with respect to any Note and the payment of the principal amount thereof, June 15, 2014.

“Stock Price” has the meaning specified in Section 4.06(b).

“Trading Day” means a day on during which (i) trading in the Common Stock generally occurs on the principal United States national or regional securities exchange or market on which the Common Stock is listed or admitted for trading and (ii) there is no Market Disruption Event.

“Trading Price” with respect to the Notes, on any date of determination means the average of the secondary market bid quotations obtained by the Company or its agent for $2.0 million principal amount of Notes at approximately 3:30 p.m. (New York City time) on such determination date from three independent nationally recognized securities dealers selected by the Company, which may include one or more of the Underwriters; provided, however, that if three such bids cannot reasonably be obtained, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid is reasonably obtained, that one bid shall be used. If at least one bid for $2.0 million principal amount of Notes cannot reasonably be obtained, then the trading price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. Any determination made by the Company in the preceding sentence shall be conclusive absent manifest error.

“Trigger Event” has the meaning specified in Section 4.04(c).

“Underwriters” means the underwriters named in the Underwriting Agreement.

“Underwriting Agreement” means the Underwriting Agreement, dated June 4, 2009, entered into by the Company and the Underwriters in connection with the sale of the Notes.

“U.S.” means the United States of America.

“Valuation Period” has the meaning specified in Section 4.04(c).

“VWAP Trading Day” means a day during which (i) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading and (ii) there is no VWAP Market Disruption Event. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

“VWAP Market Disruption Event” means (i) a failure by the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence on any Scheduled Trading Day for the Common Stock for an aggregate one half-hour period, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock and traded on a principal national or regional securities exchange or market located in the U.S.

“Weighted Average Consideration” shall have the meaning specified in Section 4.07(d)(iv).

ARTICLE 2

THE SECURITIES

SECTION 2.01. Title and Terms; Payments. There is hereby established a series of Securities designated the “5.75% Convertible Senior Notes due 2014” initially limited in aggregate principal amount to $230,000,000.

The principal amount of Notes then outstanding shall be payable at Stated Maturity.

The Company may, without the consent of the Holders of the Notes, hereafter issue additional notes (“Additional Notes”) under the Indenture with the same terms and with the same CUSIP number (except to the extent necessary for securities law purposes) as the Notes issued on the date of this Supplemental Indenture (the “Initial Notes”) in an unlimited aggregate principal amount; provided that such Additional Notes must be part of the same issue as the Initial Notes for federal income tax purposes. Any such Additional Notes shall constitute a single series together with the Initial Notes for all purposes hereunder, including, without limitation, for purposes of any waivers, supplements or amendments to the Indenture requiring the approval of Holders of the Notes and any offers to repurchase the Notes.

The Form of Note, the Form of Conversion Notice, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer shall be substantially as set forth in Exhibits A, B, C and D, respectively, hereto, which are incorporated into and shall be deemed a part of this Supplemental Indenture, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined to be necessary or appropriate by the officers of the Company executing such Notes, as evidenced by their execution of the Notes.

The Company shall pay the principal of and interest on any Global Note in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Global Note and shall make all such payments in accordance with the procedures of the Depositary.

The Company shall pay the principal of any Physical Notes at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Registrar in respect of the Notes and its agency in New York, New York as a place where Notes may be presented for payment or for registration of transfer. The Company may, however, change the Paying Agent or Registrar for the Notes without prior notice to the Holders thereof, and the Company may act as Paying Agent or Registrar for the Notes. Interest on any Physical Notes will be payable (i) to Holders of Physical Notes having an aggregate principal amount of Notes of $5,000,000 or less, by check mailed to the Holders of such Notes at their address in the Security Register and (ii) to Holders having an aggregate principal amount of Physical Notes in excess of $5,000,000, either by check mailed to each Holder at its address in the Security Register or, upon application by a Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until that Holder notifies, in writing, the Registrar to the contrary.

SECTION 2.02. Book-Entry Provisions for Global Notes. (a) The Notes initially shall be issued in the form of one or more Global Notes without interest coupons (i) registered in the name of Cede & Co., as nominee of the Depositary and (ii) delivered to the Trustee as custodian for the Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Supplemental Indenture or the Original Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and Cede & Co., or such other Person designated by the Depositary as its nominee, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

(b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred or exchanged, in whole or in part, for Physical Notes, only if: (i) the Depositary notifies the Company at any time that it is unwilling or unable to continue in its capacity as Depositary for the Notes, or the Depositary ceases to be registered as a clearing agency under the Exchange Act, and, in either case, a successor Depositary is not appointed within 60 days or (ii) if an Event of Default with respect to the Notes has occurred and is continuing, upon request by the beneficial owner of any Note, in each case in accordance with the rules and procedures of the Depositary. Other than as set forth in this Section 2.02(b), the Notes shall remain in global form as Global Notes.

(c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to Section 2.02(b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount. In connection with the transfer of the entire Global Note to beneficial owners pursuant to Section 2.02(b), the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations and the same tenor.

(d) Physical Notes issued in exchange for a Global Note pursuant to this Section 2.02 shall be registered in such names and in such authorized denominations as the Depositary for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Company or the Trustee. The Trustee or such agent shall deliver such Physical Notes to or as directed by the Persons in whose names such Physical Notes are so registered.

(e) The Holder of Global Notes may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Supplemental Indenture, Original Indenture or the Notes.

SECTION 2.03. CUSIP Numbers. In issuing the Notes, the Company may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders of the Notes; provided that any such notice may state that no representation is made as to the correctness of such numbers as printed on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers of the Notes.

SECTION 2.04. Reporting Requirement. (a) The Company shall deliver to the Trustee within 15 days after the same is required to be filed with the Commission, copies of any documents and reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), and the Company shall otherwise comply with the requirements of Trust Indenture Act Section 314(a).

(b) The Company intends to file the reports referred to in Section 2.04(a) hereof with the SEC in electronic form pursuant to Regulation S-T of the SEC using the SEC’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The Company shall notify the Trustee in the manner prescribed herein of each such filing. The Trustee will be directed to access the EDGAR system for purposes of retrieving the reports so filed. Compliance with the foregoing shall constitute delivery by the Company of such reports to the Trustee in compliance with the provisions of Section 2.04(a) hereof. The Trustee shall have no duty to search for or obtain any electronic or other filings that the Company makes with the SEC, regardless of whether such filings are periodic, supplemental or otherwise.

ARTICLE 3

  FUNDAMENTAL CHANGES AND REPURCHASES THEREUPON; NO OPTIONAL REDEMPTION

SECTION 3.01. Repurchase at Option of Holders Upon a Fundamental Change. (a) Generally. If a Fundamental Change occurs at any time, then each Holder of Notes shall have the right, at such Holder’s option, to require the Company to repurchase for cash any or all of such Holder’s Notes, or any portion of the principal amount thereof, that is equal to $1,000 or a multiple of $1,000, on a date specified by the Company that is not less than 20 or more than 35 calendar days following the date of the Fundamental Change Company Notice (as defined below) (the “Fundamental Change Repurchase Date”), at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”); provided, however, that if a Fundamental Change Repurchase Date is after a Regular Record Date and on or prior to the Interest Payment Date to which such Regular Record Date relates, the full amount of interest payable in respect of such Interest Payment Date shall be payable to the Holders of record as of the corresponding Regular Record Date and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of the Notes to be repurchased pursuant to this Article 3. The requirement for the Company to repurchase any Notes on the Fundamental Change Repurchase Date will be subject to extension to comply with applicable law.

Repurchases of Notes under this Section 3.01 shall be made, at the option of the Holder thereof, upon, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date:

(i) delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Note as Exhibit C thereto, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for tendering interests in Global Notes, if the Notes are not Physical Notes; and

(ii) delivery of the Notes, in the case of Physical Notes, to the Paying Agent appointed by the Company (duly endorsed for transfer), or, in the case of book- entry transfer of the Notes if the Notes are not Physical Notes, in compliance with the procedures of the Depositary, such delivery or transfer being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be delivered for repurchase shall state:

(i)  if such Notes are Physical Notes, the certificate numbers of such

Notes;

(ii) the portion of the principal amount of such Notes, which must be $1,000 or a multiple thereof; and

(iii) that such Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Supplemental Indenture;

provided, however, that in the case of Global Notes, the Fundamental Change Repurchase Notice must also comply with appropriate procedures of the Depositary.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 3.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the

Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.03 below.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(b) Fundamental Change Company Notice. On or before the 10th calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of record of the Notes, the Trustee and the Paying Agent (in the case of any Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the resulting repurchase right at the option of the Holders arising as a result thereof. Such notice shall be sent by first class mail or, in the case of any Global Notes, in accordance with the procedures of the Depositary for providing notices. Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a notice containing the information included therein in a newspaper of general circulation in New York, New York or shall publish such information on the Company’s website or through such other public medium as the Company may use at such time.

Each Fundamental Change Company Notice shall specify:

(i)  the events causing a Fundamental Change;

(ii)  the date of the Fundamental Change;

(iii)  the last date on which a Holder of Notes may exercise the repurchase right pursuant to this Article 3;

(iv)  the Fundamental Change Repurchase Price;

(v)  the Fundamental Change Repurchase Date;

(vi)  the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) if applicable, the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;

(viii) if applicable, that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with this Supplemental Indenture; and

(ix) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the repurchase rights of the Holders of Notes or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.01.

(c) No Payment During Events of Default. There shall be no repurchase of any Notes pursuant to this Section 3.01 if there has occurred and is continuing an Event of Default with respect to the Notes (other than an Event of Default that is cured by the payment of the Fundamental Change Repurchase Price of the Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the continuance of an Event of Default (other than an Event of Default that is cured by the payment of the Fundamental Change Repurchase Price with respect to the Notes) and shall deem canceled any instructions for book-entry transfer of the Global Notes in compliance with the procedures of the Depositary, in which case, upon such return and cancellation, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

SECTION 3.02. Effect of Fundamental Change Repurchase Notice. Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice specified in Section 3.01 hereof, the Holder of the Note in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn in accordance with Section 3.03 hereof) thereafter be entitled to receive solely the Fundamental Change Repurchase Price in cash with respect to such Note. Such Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on the later of (x) the Fundamental Change Repurchase Date with respect to such Note (provided the conditions in Section 3.01 hereof have been satisfied) and (y) the time of book- entry transfer or delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.01 hereof.

SECTION 3.03. Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;

(ii) if Physical Notes have been issued, the certificate numbers of the withdrawn Notes; and

(iii) the principal amount, if any, of such Notes that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or a multiple of $1,000;

provided, however, that if such written notice of withdrawal relates to Notes that are not Physical Notes, such written notice of withdrawal must comply with appropriate procedures of the Depositary.

The Paying Agent will promptly return to the respective Holders thereof any Physical Notes with respect to which a Fundamental Change Repurchase Notice has been withdrawn in compliance with the provisions of this Section 3.03.

SECTION 3.04. Deposit of Fundamental Change Repurchase Price. Prior to 11:00 a.m. (local time in The City of New York) on the Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Repurchase Price of all the Notes or portions thereof that are to be repurchased as of the Fundamental Change Repurchase Date. If the Paying Agent holds cash sufficient to pay the Fundamental Change Repurchase Price of the Notes for which a Fundamental Change Repurchase Notice has been tendered and not withdrawn in accordance with this Supplemental Indenture on the Fundamental Change Repurchase Date, then as of such Fundamental Change Repurchase Date, (a) such Notes will cease to be outstanding and interest will cease to accrue thereon (whether or not book-entry transfer of such Notes is made or whether or not such Notes have been delivered to the Paying Agent) and (b) all other rights of the Holders in respect thereof will terminate (other than the right to receive the Fundamental Change Repurchase Price and previously accrued and unpaid interest (if any) upon delivery or book-entry transfer of such Notes).

SECTION 3.05. Notes Repurchased in Whole or in Part. Any Note that is to be repurchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires in the case of Physical Notes, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not repurchased.

SECTION 3.06. Covenant to Comply With Applicable Laws Upon Repurchase of Notes. In connection with any offer to repurchase Notes under Section 3.01 hereof, the Company shall, in each case if required, (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable and (ii) file a Schedule TO or any other required schedule under the Exchange Act.

SECTION 3.07. Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.04 exceeds the aggregate Fundamental Change Repurchase Price of the Notes or portions thereof that the Company is obligated to repurchase as of the Fundamental Change Repurchase Date, then, following the Fundamental Change Repurchase Date, the Paying Agent shall promptly return any such excess to the Company.

SECTION 3.08. No Optional Redemption by the Company. The Notes may not be redeemed by the Company at its option prior to the Stated Maturity.

ARTICLE 4

CONVERSION

SECTION 4.01.    Conversion Privilege.  (a)   Upon compliance with the provisions of this Article 4 and subject to the restrictions set forth in Section 4.01(b), a Holder shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note (i) subject to satisfaction of the conditions described in Section 4.01(b) below, at any time prior to March 15, 2014 under the circumstances and during the periods set forth in Section 4.01(b) below, and (ii) regardless of the conditions described in Section 4.01(b) below, on or after March 15, 2014 and prior to the close of business on the second Scheduled Trading Day immediately preceding the Stated Maturity, in each case, at the Conversion Rate (subject to the settlement provisions of Section 4.03, the “Conversion Obligation”).

(b) (i) Prior to the close of business on the Business Day immediately preceding March 15, 2014, the Notes may be surrendered for conversion during the five Business Day period after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 in principal amount of Notes for each Trading Day of such Measurement Period was less than 98% of the product of the then-applicable Conversion Rate on such Trading Day and the Last Reported Sale Price of the Common Stock on such Trading Day. The Company shall have no obligation to determine the Trading Price of the Notes unless a Noteholder provides the Company with reasonable evidence that the Trading Price per $1,000 in principal amount of the Notes would be less than 98% of the product of the then-applicable Conversion Rate and the Last Reported Sale Price of the Common Stock at such time, at which time the Company shall determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 in principal amount of Notes is greater than or equal to 98% of the product of the then-applicable Conversion Rate and the Last Reported Sale Price of the Common Stock on such Trading Day. If the Company does not determine the Trading Price of the Notes as provided in the preceding sentence, then the Trading Price per $1,000 in principal amount of Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the then-applicable Conversion Rate on each Trading Day that it fails to do so. If the Trading Price condition set forth above has been met, the Company shall so notify the Noteholders, the Trustee and the Conversion Agent. If, at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than 98% of the product of the then-applicable Conversion Rate and the Last Reported Sale Price of the Common Stock on such Trading Day, the Company shall so notify the Holders of the Notes, the Trustee and the Conversion Agent.

(ii) Prior to the close of business on the Business Day immediately preceding March 15, 2014, the Notes may be surrendered for conversion during any calendar quarter beginning after the calendar quarter ending September 30, 2009, and only during such calendar quarter, if the Last Reported Sale Price of the Common Stock for 20 or more Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter exceeds 130% of the then-applicable Conversion Price on the last Trading Day of such preceding calendar quarter.

(iii)      In the event that the Company elects to:

(A) issue to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 60 calendar days after the date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the ten consecutive Trading Day period ending on and including the Trading Day immediately preceding the Ex- Date for such issuance; or

(B) distribute to all or substantially all holders of the Common Stock assets of the Company (including cash), debt securities or rights to purchase securities of the Company, which distribution has a per share value (as determined by the Board of Directors) exceeding 15% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution, then, in each case, the Company shall notify all Holders of the Notes and the Trustee at least 30 Scheduled Trading Days prior to the Ex-Date for such distribution. Once the Company has given such notice, Holders may surrender their Notes for conversion at any time until the earlier of (i) 5:00 p.m. (New York City time) on the Business Day immediately preceding the Ex-Date for such distribution or (ii) the announcement by the Company that such distribution will not take place, even if the Notes are not otherwise convertible at such time (in which event Holders will be permitted to withdraw any Notes submitted for conversion in connection with such distribution). Holders may not exercise the conversion right described in this Section 4.01(b)(iii) if they may participate (as a result of holding Notes, and at the same time as holders of Common Stock participate) in any of the transactions described in subparagraph (A) or (B) as if such Noteholders held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount of Notes held by such Holders divided by $1,000, without having to convert their Notes.

(iv) In the event of a Make-Whole Fundamental Change or Fundamental Change, the Company shall notify the Holders and the Trustee of the occurrence of any such event no later than the date on which such event occurs or becomes effective and shall issue a press release on such date. Once the Company has provided such notice, a Holder may surrender Notes for conversion at any time from such date until the Fundamental Change Repurchase Date corresponding to such event (or, in the case of a Make-Whole Fundamental Change that is not a Fundamental Change, on the 35th Business Day immediately following the Effective Date of such Make-Whole Fundamental Change) .

(v) Holders will also have the right to convert their Notes if the Company is a party to a combination, merger, recapitalization, reclassification, binding share exchange or other similar transaction or sale or conveyance of all or substantially all of the property and assets of the Company, in each case pursuant to which the Common Stock would be converted into cash, securities and/or other property, that does not also constitute a Fundamental Change or a Make-Whole Fundamental Change. In such event, Holders will have the right to convert their Notes at any time beginning on the earlier of (i) the date on which the

Company notifies Holders of such transaction and (ii) the effective date of such transaction and ending on the 35th Business Day following the effective date of such transaction. The Company will use commercially reasonable efforts to notify Holders and the Trustee at least 30 Scheduled Trading Days prior to the anticipated effective date of any such transaction described in this clause (v), and in any event will give such notice no later than the actual effective date of any such transaction.

SECTION 4.02. Conversion Procedures. (a) Each Note shall be convertible at the office of the Conversion Agent and, if applicable, in accordance with the procedures of the Depositary.

(b) In order to exercise the conversion privilege with respect to any interest in a Global Note, the Holder must complete the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, and pay the funds, if any, required by Section 4.02(f) and all taxes or duties if required pursuant to Section 4.08, and the Conversion Agent must be informed of the conversion in accordance with the customary practice of the Depositary. In order to exercise the conversion privilege with respect to any Physical Notes, the Holder of any such Notes to be converted, in whole or in part, shall:

(i) complete and manually sign the conversion notice provided on the back of the Note (the “Conversion Notice”) or a facsimile of the Conversion Notice;

(ii) deliver the Conversion Notice, which is irrevocable, and the Note to the Conversion Agent;

(iii) if required, furnish appropriate endorsements and transfer documents,

(iv) if required, pay all transfer or similar taxes as set forth in Section 4.08; and

(v) if required, make any payment required under Section 4.02(f).

The Trustee (and if different, the relevant Conversion Agent) shall notify the Company of any conversion pursuant to this Article 4 on the date of such conversion.

The date on which the Holder satisfies all of the applicable requirements set forth above is the “Conversion Date.” Each conversion shall be deemed to have been effected as to any such Notes (or portion thereof) surrendered for conversion on the relevant Conversion Date. A converting Holder of Notes will be treated as the record holder of any shares of Common Stock due upon such conversion as of the close of business on (x) the relevant Conversion Date, if the Conversion Obligation in respect of the relevant Notes is settled pursuant to Section 4.03(c)(i), or (y) the last VWAP Trading Day of the applicable Observation Period if the Conversion Obligation in respect of the relevant Notes is settled pursuant to Section 4.03(c)(iii) (including, for the avoidance of doubt, in connection with any election described in Section 4.03(a)(i)). Notwithstanding the foregoing, in no event shall a Holder be entitled to the benefit of a Conversion Rate adjustment pursuant to Section 4.04 in respect of Notes surrendered for conversion if, by virtue of being deemed the record holder of the shares of Common Stock issuable upon such conversion pursuant to the foregoing sentence, such Holder participates, as a result of being such holder of record, in the transaction or event that would otherwise give rise to such Conversion Rate adjustment to the same extent and in the same manner as holders of shares of Common Stock generally. Upon conversion of Notes, such Person shall no longer be a Noteholder.

(c) Each Conversion Notice shall state the name or names (with address or addresses) in which any certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. All such Notes surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Notes, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney.

(d) In case any Notes of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Notes so surrendered, without charge, new Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.

(e) Upon the conversion of an interest in Global Notes, the Trustee (or other Conversion Agent appointed by the Company) shall make a notation on such Global Notes as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.

(f) Upon the conversion of any Notes, the Holder will not be entitled to receive any separate cash payment for accrued and unpaid interest, if any, except to the extent specified below. The Company’s delivery to the Holder of Common Stock together with any cash payment for any fractional share of Common Stock, into which a Note is convertible will be deemed to satisfy in full the Company’s obligation to pay the principal amount of the Notes so converted and accrued and unpaid interest, if any, to, but not including, the Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the Conversion Date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date for the payment of interest, Holders of such Notes at the close of business on such Regular Record Date will receive the interest, if any, payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest, if any, payable on the Notes so converted on such following Interest Payment Date; provided that no such payment need be made (i) for conversions following the Regular Record Date immediately preceding the Stated Maturity, (ii) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, or (iii) to the extent of any overdue or defaulted interest, if any overdue or defaulted interest exists at the time of conversion with respect to such Note.

(g) Notwithstanding the foregoing, a Note in respect of which a Holder has delivered a Fundamental Change Repurchase Notice exercising such Holder’s option to require the Company to repurchase such Note may be converted only if such notice of exercise is withdrawn in accordance with Section 3.03 hereof prior to the close of business on the Business Day prior to the relevant Fundamental Change Repurchase Date.

SECTION 4.03. Settlement Upon Conversion. (a) (i) At any time on or prior to the 60th Scheduled Trading Day immediately preceding the Stated Maturity, the Company may make a one-time irrevocable election to settle all conversions of the Notes from the date of such notice pursuant to clause (iii) of Section 4.03(c) (the “Net Share Settlement Election”). Upon making the Net Share Settlement Election, the Company will promptly issue a press release and post such information on its website, or otherwise publicly disclose such information, and will provide a written notice to the Noteholders and the Trustee in the manner contemplated by this Indenture, including through the facilities of the Depositary.

(ii) The Company may irrevocably renounce the right to make the Net Share Settlement Election by notice to the Trustee at any time prior to the earlier of (A) the 60th Scheduled Trading Day preceding the Stated Maturity and (B) the Company’s exercise of such right to the Net Share Settlement Election. Upon such renunciation, the Company shall no longer have the right to the Net Share Settlement Election with respect to the Notes, and any such attempted election shall have no effect.

(b) (i) Unless the Company has made the Net Share Settlement Election as set forth above in Section 4.03(a)(i), the Company may elect to settle Notes surrendered for conversion pursuant to clause (i), (ii) or (iii) (in the case of clause (iii), subject to any renunciation of the Net Share Settlement Election pursuant to Section 4.03(a)(ii)) of Section 4.03(c) by providing notice (a “Consideration Notice”) to the converting Noteholders through the Trustee of the applicable settlement method no later than the second Scheduled Trading Day immediately following the related Conversion Date. If the Company has made the irrevocable Net Share Settlement Election, the Company may only settle the conversion of the applicable Notes pursuant to clause (iii) of Section 4.03(c). If the Company does not provide a Consideration Notice in respect of a conversion and has not previously made the Net Share Settlement Election, conversion of the applicable Notes will be settled pursuant to clause (iii) of Section 4.03(c) (unless the Company has not previously renounced the Net Share Settlement Election pursuant to Section 4.02(a)(ii), in which case conversion of the applicable Notes will be settled pursuant to clause (i) of Section 4.03).

(ii) Prior to the 60th Scheduled Trading Day preceding the Stated Maturity, if the Company has not made the Net Share Settlement Election, the Company may deliver a one- time Consideration Notice to the Noteholders, the Trustee, the Conversion Agent and the Paying Agent designating the settlement method for all conversions that occur on or after the 60th Scheduled Trading Day preceding such Stated Maturity. For conversions that occur on or after the 60th Scheduled Trading Day preceding the Stated Maturity, if the Company has not delivered such one-time Consideration Notice referred to in this Section 4.03(b)(ii) and has not made an irrevocable Net Share Settlement Election, conversion of the Notes will be settled in accordance with clause (iii) of Section 4.03(c) (unless the Company has not previously renounced the Net

Share Settlement Election pursuant to Section 4.02(a)(ii), in which case conversion of the applicable Notes will be settled pursuant to clause (i) of Section 4.03).

(iii) The Company will settle all conversions by Holders of Notes converting on the same Trading Day in the same manner. Except for all conversions that occur on or after the 60th Scheduled Trading Day preceding the Stated Maturity, the Company will have no obligation to settle any Notes surrendered for conversion on different Trading Days in the same manner.

(c) Subject to this Section 4.03, upon any conversion of any Note, the Company shall deliver to converting Noteholders,

(i) on the third Business Day immediately following the relevant Conversion Date, a number of shares of Common Stock obtained by dividing the aggregate principal amount of Notes to be converted by $1,000, and multiplying that quotient by the applicable Conversion Rate on the relevant Conversion Date, provided, however, that with respect to conversions that occur on or after the Regular Record Date occurring on June 1, 2014, the Company will deliver such shares of Common Stock on the Stated Maturity;

(ii) on the third Business Day immediately following the last Trading Day of the related Observation Period, for each $1,000 in principal amount of Notes surrendered for conversion, cash in an amount equal to the sum of the Daily Conversion Values for each of the 25 VWAP Trading Days during the related Observation Period; or

(iii) on the third Scheduled Trading Day immediately following the last Trading Day of the related Observation Period, for each $1,000 in principal amount of Notes surrendered for conversion, cash and shares of Common Stock, if any, equal to the sum of the Daily Settlement Amounts for each of the 25 VWAP Trading Days during the related Observation Period, in each case, if applicable, subject to Section 4.03(d). The Company will pay cash equal to the sum of the Principal Portions for each VWAP Trading Day during the related Observation Period. In addition, if the Daily Conversion Value exceeds the Principal Portion of the Notes converted on the related VWAP Trading Day during the applicable Observation Period, the Company will also deliver shares of Common Stock with a value equal to the excess of the Daily Conversion Value over the Principal Portion on that VWAP Trading Day.

(d) For each Note surrendered for conversion and converted pursuant to clause (iii) of Section 4.03(c), the number of full shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the applicable Observation Period and any fractional shares remaining after such computation, and any factional shares remaining after any conversion pursuant to clause (i) of Section 4.03(c) shall, in each case, be paid in cash. If more than one Note shall be surrendered for conversion at one time by the same holder, the number of full shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. The Company shall not issue fractional shares of Common Stock upon conversion of Notes. Instead, the Company shall pay cash in lieu of fractional shares by multiplying the Daily VWAP of a full share of Common Stock on (x) the last VWAP Trading Day of the related Observation Period in the case of conversions pursuant to clause (iii) of Section 4.03(c) or (y) the Conversion Date (or, if the Conversion Date is not a Trading Day, the next following Trading Day), in the case of conversions pursuant to clause (i) of Section 4.03(c), in each case, by the fractional amount and rounding the product to the nearest whole cent. The Company shall determine the number of fractional shares for which cash shall be delivered by aggregating (x) all Notes a holder surrenders for conversion and (y) fractional shares included in the Daily Settlement Amounts over the entire related Observation Period in the case of any conversion pursuant to clause (iii) of Section 4.03(c) rather than delivering cash in lieu of fractional shares for (A) each individual Note of such Holder surrendered for conversion or (B) each day of the related Observation Period.

SECTION 4.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company will not make any adjustment to the Conversion Rate if Holders of Notes participate, as a result of holding the Notes, in any of the transactions described under Section 4.04(a) (but only with respect to stock dividends or distributions), Section 4.04(b), Section 4.04(c), and Section 4.04(d), at the same time as holders of the Common Stock participate, without having to convert their Notes, as if such Holders held the full number of shares of Common Stock underlying such Holders’ Notes.

(a) If the Company, at any time or from time to time while any of the Notes are outstanding, exclusively issues shares of its Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination, then the Conversion Rate will be adjusted based on the following formula:

where,

CR0 =  the Conversion Rate in effect immediately prior to the open of business on the Ex-Date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1=   the Conversion Rate in effect immediately after the open of business on such Ex- Date or immediately after the open of business on such effective date;

OS0 =  the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Date or immediately prior to the open of business on such effective date; and

OS1 =  the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 4.04(a) shall become effective immediately after the open of business on the Ex-Date for such dividend or distribution or immediately after the open of business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 4.04(a) is declared but not so paid or made, or any share split or combination of the type described in this Section 4.04(a) is announced but the outstanding shares of the Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or not to split or combine the outstanding shares of the Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.

(b) If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants entitling them for a period of not more than 60 calendar days after the date of such issuance to subscribe for or purchase shares of the Common Stock at a price per share less than the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex- Date for such issuance, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0 =  the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such issuance;

CR1 =  the Conversion Rate in effect immediately after the open of business on such Ex-Date;

OS0 =  the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Date;

X =      the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y =      the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for issuance of such rights, options or warrants.

Any adjustment made under this Section 4.04(b) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Date for such issuance. To the extent such shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In the event that such rights, options or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if the record date for such issuance had not occurred.

For the purposes of this Section 4.04(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on the exercise or conversion thereof, with the value of such consideration, if other than cash, as shall be determined by the Board of Directors.

(c) If the Company distributes shares of capital stock of the Company, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Company’s capital stock or other securities to all or substantially all holders of its Common Stock, excluding:

(i) dividends or distributions and rights, options or warrants as to which Section 4.04(a) or Section 4.04(b) is applicable;

(ii) dividends or distributions paid exclusively in cash; and

(iii)  Spin-Offs to which the provisions set forth below in this Section 4.04(c) shall apply;

then the Conversion Rate shall be adjusted based on the following formula:

where,

CR0 =      the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such distribution;

CR1 =      the Conversion Rate in effect immediately after the open of business on such Ex-Date;

SP0 =       the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution; and

FMV =    the fair market value (as determined by the Board of Directors) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of the Common Stock on the Ex-Date for such distribution.

If “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing adjustment, each Holder of Notes shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of capital stock of the Company, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Company’s capital stock or other securities that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Date for the distribution. Any adjustment made under the portion of this Section 4.04(c) above will become effective immediately after the open of business on the Ex-Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had been declared.

With respect to an adjustment pursuant to this Section 4.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit and such shares of capital stock or similar equity interests are listed for trading on a securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0 =     the Conversion Rate in effect immediately prior to the close of business on the last Trading Day of the Valuation Period (as defined below);

CR1 =     the Conversion Rate in effect immediately after the close of business on the last Trading Day of the Valuation Period;

FMV0 =  the average of the Last Reported Sale Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined for purposes of the definition of Last Reported Sale Price as if such capital stock or similar equity interest were the Common Stock) over the first ten consecutive Trading Day period after, and including, the Ex-Date of the Spin-Off (the “Valuation Period”); and

MP0 =     the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph will occur at the close of business on the last Trading Day of the Valuation Period, but will be given effect as of the open of business on the Ex-Date for the Spin-Off. The Company will delay the settlement of conversion of any Notes if the final VWAP Trading Day of the related Observation Period (or, if the Company has elected to settle the relevant conversion by delivering solely shares of Common Stock, the Conversion Date) occurs during the Valuation Period. In such event, the Company will deliver the shares of Common Stock, or pay and deliver, as applicable, the sum of the Daily Settlement Amounts for the relevant Observation Period, as applicable (based on the adjusted Conversion Rate) on the third Business Day immediately following the last Trading Day of the Valuation Period (or the Conversion Date, as applicable).

For the purposes of this Section 4.04(c) (and subject in all respects to Section 4.11), rights, options or warrants distributed by the Company to all holders of its Common Stock entitling them to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.04(c), (and no adjustment to the Conversion Rate under this Section 4.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Supplemental Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Date of such deemed distribution (in which case the original rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders). In addition, in the event of any distribution or deemed distribution of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.04(c) was made, (1) in the case of any such rights, options or warrants which shall all have been redeemed or purchased without exercise by any Holders thereof, upon such final redemption or repurchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by holders of Common Stock with respect to such rights, options or warrants made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For the purposes of this Section 4.04(c) and subsections (a) and (b) of this Section 4.04, any dividend or distribution to which this Section 4.04(c) applies which also includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 4.04(a) applies (the “Clause A Distribution”), and

(B) a dividend or distribution of rights, options or warrants to which Section 4.04(b) applies (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 4.04(c) applies (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 4.04(c) with respect thereto shall then be made, and (2) the Clause A Distribution and

Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 4.04(a) and Section 4.04(b) with respect thereto shall then be made, except that, if determined by the Company, (I) the “Ex-Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Date or such effective date” within the meaning of Section 4.04(a) or “outstanding immediately prior to the open of business on such Ex-Date” within the meaning of Section 4.04(b).

(d) If the Company pays any cash dividends or distributions to all or substantially all holders of Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such dividend or distribution;

CR1 = the Conversion Rate in effect immediately after the open of business on the Ex-Date for such dividend or distribution;

SP0 =  the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Date for such dividend or distribution; and

C =     the amount in cash per share the Company distributes to holders of Common Stock.

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing adjustment, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of Common Stock, the amount of cash that such holder would have received as if such holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Date for such cash dividend or distribution. Such adjustment shall become effective immediately after the open of business on the Ex-Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day next succeeding the date such tender or exchange offer expires, the Conversion Rate shall be increased based on the following formula:

where,

CR0 =  the Conversion Rate in effect immediately prior to the close of business on the Trading Day next succeeding the date such tender or exchange offer expires;

CR1 =  the Conversion Rate in effect immediately after the close of business on the Trading Day next succeeding the date such tender or exchange offer expires;

AC =   the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0 =  the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of shares pursuant to such tender or exchange offer);

OS1 =  the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 =  the Last Reported Sale Prices of the Common Stock on the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this Section 4.04(e) shall occur as of the close of business on the Trading Day next succeeding the date such tender or exchange offer expires.

(f) Notwithstanding the foregoing Sections 4.04(a) through (e), if a Conversion Rate adjustment becomes effective on any Ex-Date as described above, and a Holder that has converted its Notes would be treated as the record holder of shares of Common Stock as of the related Conversion Date pursuant to Section 4.02(b) based on the adjusted Conversion Rate for such Ex-Date, then, the Conversion Rate adjustment relating to such Ex-Date will not be made for such converting Holder. Instead, such Holder will be deemed to be the holder of record of shares of Common Stock on an un-adjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g) The Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days, so long as the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to this Section 4.04(g), the Company shall mail to Holders of record of the Notes a notice of the increase at least one day prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(h) The Company may (but shall not be required to) increase the Conversion Rate, in addition to any adjustments pursuant to Section 4.04(a), 4.04(b), 4.04(c), 4.04(d) or

4.04(e), if the Board of Directors considers such increase to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

(i) All calculations under this Article 4 shall be made by the Company and shall be made to the nearest cent (including, in the case of any adjustment to the Conversion Rate, the resulting adjustment to the Conversion Price) or to the nearest one ten-thousandth of a share. No adjustment shall be required to be made for the Company’s issuance of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or rights to purchase shares of Common Stock or such convertible or exchangeable securities, other than as provided in this Section 4.04 and in Section 4.12 hereof.

(j) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder of the Notes. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k) For purposes of this Section 4.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(l) Notwithstanding the foregoing, if the application of the foregoing formulas set forth in this Section 4.04 would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate shall be made (other than as a result of a reverse split or a share combination).

(m) Notwithstanding anything to the contrary in this Article 4, no adjustment to the Conversion Rate shall be made:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date the Notes were first issued;

(iv)  for a change in the par value of the Common Stock; or

(v)  for accrued and unpaid interest on the Notes.

(n) The Company shall not be required to make an adjustment in the Conversion Rate unless the adjustment would require a change of at least 1% in the Conversion Rate. However, the Company will carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustment, regardless of whether the aggregate adjustment is less than 1%, upon any Conversion Date with respect to the Notes.

SECTION 4.05. Certain Other Adjustments. To the extent not otherwise covered by Section 4.04, whenever a provision of this Supplemental Indenture requires the calculation of Last Reported Sale Prices or Daily VWAPs over a span of multiple days, the Board of Directors will make appropriate adjustments to such Last Reported Sale Prices, such Daily VWAPs and the Conversion Rate or the number of shares of Common Stock due upon conversion to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Date of the event occurs, at any time during the period from which such Last Reported Sale Prices or such Daily VWAPs are to be calculated. In addition, the Board of Directors will make appropriate adjustments to the Conversion Rate where a Conversion Date occurs on or after an Ex-Date relating to any event requiring an adjustment to the Conversion Rate and on or prior to the record date relating to such Ex-Date. Any such adjustment in accordance with the provisions of this Section 4.05 shall be determined in good faith by the Board of Directors in order to give effect to the intent of Section 4.04 and the other provisions of this Article 4 and to avoid unjust or inequitable results.

SECTION 4.06. Adjustments Upon Certain Fundamental Changes. (a) If a Make-Whole Fundamental Change occurs and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall, under certain circumstances, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”) as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if such conversion occurs on or after the Effective Date (as defined below) of the Make-Whole Fundamental Change and prior to the close of business on the Business Day immediately preceding the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that is not a Fundamental Change, on the 35th Business Day immediately following the Effective Date of such Make-Whole Fundamental Change).

(b) The number of Additional Shares, if any, by which the Conversion Rate in the event of a Make-Whole Fundamental Change will be increased will be determined by reference to the table attached as Schedule A hereto, based on the date on which the Make- Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed paid) per share of the Common Stock in the Make-Whole

Fundamental Change. If the holders of the Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the ten Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of such Make-Whole Fundamental Change.

The exact Stock Prices and Effective Dates may not be set forth in the table in Schedule A, in which case:

(i) If the Stock Price is between two Stock Prices in the table in Schedule A or the Effective Date is between two Effective Dates in the table in Schedule A, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year.

(ii) If the Stock Price is greater than $75.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A pursuant to subsection (c) below), no Additional Shares shall be added to the Conversion Rate.

(iii) If the Stock Price is less than $9.00 per share (subject to adjustments in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A pursuant to subsection (c) below), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate exceed 111.1111 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustments in the same manner, and at the same time, as the Conversion Rate as set forth in Section 4.04.

(c) The Stock Prices set forth in the column headings of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table shall be adjusted in the same manner, and at the same time, as the Conversion Rate as set forth in Section 4.04.

(d) The Company shall notify the Holders of Notes and the Trustee of the Effective Date of any Make-Whole Fundamental Change and issue a press release on such date.

(e) The Company will settle conversions of Notes converted in connection with a Make-Whole Fundamental Change as provided in Section 4.03(c); provided, however, that in connection with a Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change in which holders of Common Stock receive only cash for their shares of Common Stock, the Company shall settle conversions in connection with such Make- Whole Fundamental Change by delivering, on the third Business Day after the Conversion Date, for each $1,000 principal amount of Notes, an amount of cash equal to (i) the applicable Conversion Rate on the Conversion Date, increased by Additional Shares, if any, calculated as set forth in this Section 4.06, multiplied by (ii) the per-share amount of cash consideration paid in such Make-Whole Fundamental Change.

SECTION 4.07. Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.

(a) If any of the following events occur:

(i) any recapitalization, reclassification, or change of, the Common Stock (other than changes resulting from a subdivision or combination or solely a change in the par value of the Common Stock);

(ii)  a consolidation, merger or combination involving the Company; or

(iii)  a sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of the Company and its Subsidiaries; or

(iv)      any statutory share exchange;

in each case as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then:

(b) the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing for the conversion and settlement of the Notes as set forth in this Indenture. Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4. If, in the case of any Merger Event, the Reference Property includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article 3 herein.

In the event the Company shall execute a supplemental indenture pursuant to this Section 4.07, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or asset that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Noteholders. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Noteholder, at its address appearing on the Security

Register provided for in this Indenture, within twenty days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c) Subject to the provisions of Section 4.01 and Section 4.06, at the effective time of such Merger Event, (i) the right to convert each $1,000 principal amount of Notes will be changed to a right to convert such Note into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the applicable Conversion Rate immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”) upon such transaction, subject to the Company’s right to elect to settle the related Conversion Obligation pursuant to either clause (i), (ii) or (iii) of Section 4.03(c), it being understood and agreed that for purposes of Section 4.01(b), references therein to “the Last Reported Sale Price of the Common Stock” shall be deemed at and after the effective time of such Merger Event to be references to “the Last Reported Sale Price of a unit of Reference Property comprised of the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such Merger Event would have owned or been entitled to receive based on the Weighted Average Consideration.” The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 4.07. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes as set forth in Sections 4.01 through 4.03 prior to the effective date of such Merger Event.

(d) With respect to each $1,000 principal amount of Notes surrendered for conversion after the effective date of any such Merger Event, the Company’s Conversion Obligation shall be settled in cash or units of Reference Property in accordance with Section 4.03 as follows:

(i) If the Company elects to settle conversions pursuant to clause (i) of Section 4.03(c), the Company will deliver units of Reference Property in lieu of the shares of Common Stock otherwise deliverable;

(ii)  If the Company elects to settle conversions pursuant to clause (ii) of Section 4.03(c), the Company will deliver cash in an amount equal to the sum of the Daily Conversion Values for each of the 25 VWAP Trading Days during the related Observation Period; and

(iii) If the Company irrevocably elects or otherwise elects to settle conversions pursuant to clause (iii) of Section 4.03(c), the Company will (x) pay cash in an amount up to the aggregate Principal Portions upon any conversion and (y) in lieu of the shares of Common Stock otherwise deliverable, a number of units of Reference Property equal to the number of shares of Common Stock that otherwise would have been delivered (each unit of Reference Property corresponding to the amount and type of Reference Property that a holder of one share of Common Stock would have received in the relevant transaction).

(iv) For purposes of this Section 4.07, the “Weighted Average Consideration” shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election.

(v) The Company shall notify the holders of the Weighted Average Consideration as soon as practicable after the Weighted Average Consideration is determined.

(e) The above provisions of this Section shall similarly apply to successive Merger Events.

SECTION 4.08. Taxes on Shares Issued. The Company will pay any documentary, stamp or similar issue or transfer tax due on the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto; provided, however, that if such documentary, stamp or similar issue or transfer tax is due because the Holder of such Notes has requested that shares of Common Stock be issued in a name other than that of the Holder of the Notes converted, then such taxes will be paid by the Holder, and the Company shall not be required to issue or deliver any stock certificate evidencing such shares unless and until the Holder shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

SECTION 4.09. Reservation of Shares; Shares to be Fully Paid; Compliance With Governmental Requirements; Listing of Common Stock. The Company shall reserve, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to satisfy conversion of the Notes from time to time as such Notes are presented for conversion (assuming that, at the time of the computation of such number of shares or securities, all such Notes would be converted by a single Holder).

The Company covenants that all shares of Common Stock that may be issued upon conversion of Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder).

The Company shall list or cause to have quoted any shares of Common Stock to be issued upon conversion of Notes on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

SECTION 4.10. Responsibility of Trustee. The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine or calculate the Conversion Rate, to determine whether any facts exist which may require any adjustment of the Conversion Rate, or to confirm the accuracy of any such adjustment when made or the appropriateness of the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any other securities or property that may at any time be issued or delivered upon the conversion of any Notes; and the Trustee and the Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 4. The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Conversion Agent.

SECTION 4.11.    Notice to Holders Prior to Certain Actions.  In case:

(a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 4.04; or

(b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights, options or warrants to subscribe for or purchase any share of any class or any other rights, options or warrants that would require an adjustment in the Conversion Rate pursuant to Section 4.04 or Section 4.12 hereof; or

(c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale, lease or transfer of all or substantially all of the assets of the Company and its consolidated Subsidiaries; or

(d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Supplemental Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder of Notes at such Holder’s address appearing on a list of Holders of Notes, which the Company shall provide to the Trustee, as promptly as practicable but in any event at least 5 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend (or any other distribution) or rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights, options or warrants are to be determined, or (y) the date on which such reclassification, reorganization, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend (or any other distribution), reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

SECTION 4.12. Stockholder Rights Plan. Each share of Common Stock issued upon conversion of Notes pursuant to this Article 4 shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any stockholder rights plan adopted by the Company, as the same may be amended from time to time. Notwithstanding the foregoing, if and only if prior to any conversion such rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement, the Conversion Rate shall be adjusted at the time of separation as if the Company had distributed to all holders of the Common Stock, shares of the Company’s capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in Section 4.04(c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE 5

REMEDIES

SECTION 5.01. Events of Default. In addition to the Events of Default specified in Section 6.01 of the Original Indenture, each of the following events shall be an “Event of Default” wherever used herein with respect to the Notes:

(a) failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a Holder’s conversion right in accordance with Article 4 hereof and such failure continues for a period of five days;

(b) failure by the Company to provide a Fundamental Change Company Notice pursuant to Section 3.01(b) when due;

(c)  failure to repurchase all or any part of the Notes in accordance with Article 3;

(d) an event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any of the Company’s indebtedness or indebtedness of the Subsidiaries of the Company for money borrowed in excess of $50 million, whether such indebtedness now exists or shall hereafter be created, shall happen and shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(e) a final judgment for the payment of $50 million or more (excluding any amounts covered by insurance) rendered against the Company or any Subsidiary of the Company, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal or petition for review thereof has expired if no such appeal or review has commenced or (ii) the date on which all rights to appeal or petition for review have been extinguished;

(f) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Significant Subsidiary of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Significant Subsidiary or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(g) any Significant Subsidiary of the Company (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Significant Subsidiary or for all or substantially all of its property and assets or (iii) effects any general assignment for the benefit of creditors.

SECTION 5.02. Additional Interest. Notwithstanding any provisions of the Indenture to the contrary, to the extent the Company so elects, the sole remedy for an Event of Default relating to any obligation to file documents and reports with the Trustee as required by Section 314(a)(1) of the Trust Indenture Act, Section 2.04 of this Supplemental Indenture, or Section 4.05 of the Original Indenture shall for the first 180 days following the occurrence of such Event of Default consist exclusively of the right to receive additional interest on the Notes equal to 0.50% per annum of the principal amount of the Notes (“Additional Interest”). If the Company so elects, such Additional Interest will be payable on all Notes outstanding on or before the date on which such Event of Default first occurs. In order to elect to pay Additional Interest as the sole remedy during the first 180 days after the occurrence of an Event of Default relating to any reporting obligations as described in this Section 5.02, the Company must give notice to Holders of record of the Notes, the Trustee and the Paying Agent of such election on or before the close of business on the Business Day immediately prior to the date on which such Event of Default would occur. Upon the failure to timely give such notice or to pay such Additional Interest, the Notes will be subject to immediate acceleration as provided in Section 6.02 of the Original Indenture. On the 180th day after such Event of Default occurs (if such Event of Default is not cured or waived prior to such 180th day), the Notes shall be subject to acceleration as provided in Section 6.02 of the Original Indenture. This Section 5.02 shall not affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default. Whenever in the Indenture there is mentioned, in any context, the payment of interest on, or in respect of, any Note, such mention shall be deemed to include mention of the payment of Additional Interest provided for in this Section 5.02 to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof pursuant to the provisions of this Section 5.02, and express mention of the payment of Additional Interest (if applicable) in any provision shall not be construed as excluding Additional Interest in those provisions where such express mention is not made.

SECTION 5.03. Waiver of Past Defaults. Section 6.04 of the Original Indenture is, with respect to the Notes, hereby replaced in its entirety with the following paragraph:

“Subject to Section 6.02 of the Original Indenture and Sections 5.04 and 7.02 of this Supplemental Indenture, the Holders of at least a majority in Principal amount of the outstanding Notes, by notice to the Trustee, may waive an existing Default or Event of Default with respect to the Notes and its consequences, except a Default in the payment of Principal of or interest on the Note as specified in clauses (a) or (b) of Section 6.01 of the Original Indenture, with respect to the failure to deliver the consideration due upon conversion of any Note or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to the Notes arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.”

SECTION 5.04. Rights of Holders to Receive Payment. Section 6.07 of the Original Indenture is, with respect to the Notes, hereby replaced in its entirety with the following paragraph:

“Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of or interest, if any, on such Holder’s Notes when due, the Fundamental Change Repurchase Price, or the right to receive payment or delivery of the consideration due upon conversion of Notes, and to bring suit for the enforcement of any such payment on or after such respective due dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.”

SECTION 5.05. Notice of Default. Section 7.05 of the Original Indenture is, with respect to the Notes, hereby replaced in its entirety with the following paragraph:

“If any Default with respect to the Notes occurs and is continuing and if such Default is known to the actual knowledge of a Responsible Officer with the Corporate Trust Department of the Trustee, the Trustee shall give to each Holder of Notes notice of such Default within 90 days after it occurs by mail in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, unless such Default shall have been cured or waived before the mailing of such notice; provided, however, that, except in the case of a Default in the payment of the Principal of or interest on any Note or a Default in the payment or delivery of the consideration due upon conversion of any Note, the Trustee shall be protected in withholding such notice if the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Notes.”

ARTICLE 6

SATISFACTION AND DISCHARGE

SECTION 6.01. Satisfaction and Discharge of the Supplemental Indenture. When (i) the Company shall deliver to the Registrar for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (ii) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether at Stated Maturity for the payment of the principal amount thereof, on any Fundamental Change Repurchase Date or upon conversion or otherwise) and the Company shall deposit with the Trustee, in trust, or deliver to the Holders, as applicable, cash, shares of Common Stock or cash and shares of Common Stock (and cash in lieu of fractional shares), if applicable, or units of Reference Property sufficient to pay all amounts due on all of such Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due, accompanied, except in the event the Notes are due and payable solely in cash at the Stated Maturity of the Notes or upon an earlier Fundamental Change Repurchase Date, by a verification report as to the sufficiency of the deposited amount from an independent certified accountant or other financial professional reasonably satisfactory to the Trustee (which may include any of the Underwriters), and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Supplemental Indenture shall cease to be of further effect (except as to (A) rights hereunder of Holders of the Notes to receive all amounts owing upon the Notes and the other rights, duties and obligations of Holders of the Notes, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (B) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 10.04 of the Original Indenture and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Supplemental Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee, including the fees and expenses of its counsel, and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Supplemental Indenture or the Notes.

SECTION 6.02. Deposited Monies to Be Held in Trust by Trustee. Subject to Section 6.04, all cash and/or shares of Common Stock deposited with the Trustee pursuant to Section 6.01 shall be held in trust for the sole benefit of the Holders of the Notes, and such cash and/or shares of Common Stock shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Notes for the payment of all sums due and to become due thereon for principal and interest, if any, or for the settlement of the Conversion Obligation due upon conversion thereof.

SECTION 6.03. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all cash and/or shares of Common Stock then held by any Paying Agent (if other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such cash and/or shares of Common Stock.

SECTION 6.04. Return of Unclaimed Monies. Subject to the requirements of applicable law, any cash and/or shares of Common Stock deposited with or paid to the Trustee for payment of the principal of or interest, if any, on the Notes or for settlement of the Conversion Obligation due upon conversion of the Notes and not applied but remaining unclaimed by the Holders of the Notes for two years after the date upon which the principal of or interest, if any, on such Notes, or the Conversion Obligation in respect of such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand, and all liability of the Trustee shall thereupon cease with respect to such cash and/or shares of Common Stock; and the Holder of any of the Notes shall thereafter look only to the Company for any payment or settlement that such Holder of the Notes may be entitled to collect unless an applicable abandoned property law designates another Person.

SECTION 6.05. Reinstatement. If the Trustee or the Paying Agent is unable to apply any cash and/or shares of Common Stock in accordance with Section 6.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 6.01 until such time as the Trustee or the Paying Agent is permitted to apply all such cash and/or shares of Common Stock in accordance with Section 6.02; provided, however, that if the Company makes any payment of interest on or principal of any Note or settles any Conversion Obligation in respect of any Note, as the case may be, following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment or settlement from the cash and/or shares of Common Stock held by the Trustee or Paying Agent.

ARTICLE 7

SUPPLEMENTAL INDENTURES

SECTION 7.01. Amendments or Supplements Without Consent of Holders. In addition to any permitted amendment or supplement to the Indenture pursuant to Section 9.01 of the Original Indenture, the Company and the Trustee may amend or supplement the Indenture or the Notes without notice to or the consent of any Holder of the Notes:

(a) to add to the Company’s covenants for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company;

(b)  to add guarantees with respect to the Notes;

(c)  to secure the Notes;

(d)  to surrender any rights the Company has under the Notes or the Indenture;

and

(e) to conform the provisions of the Indenture or the Notes to the section entitled “Description of Notes” set forth in the Prospectus Supplement.

SECTION 7.02. Amendments, Supplements or Waivers With Consent of Holders. (a) The Company and the Trustee may amend the Indenture with respect to the Notes and the Notes as provided in Section 9.02 of the Original Indenture. Notwithstanding the foregoing provision and in addition to the provisions of Section 9.02 of the Original Indenture, without the consent of each Holder of an outstanding Note affected thereby, no amendment or waiver, including a waiver in relation to a past Event of Default, may:

(i) change any place of payment where, or the currency in which, any Note or any interest thereon is payable;

(ii) impair the right of any Holder of a Note to receive payment of principal and interest on such Holder’s Notes when due or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(iii) make any change that adversely affects the conversion rights of any Holder of Notes;

(iv) reduce any Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders of Notes the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants or definitions related thereto or otherwise;

(v) reduce the percentage in principal amount of the Notes, the consent of whose Holders is required for a supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with various provisions of the Indenture or various defaults thereunder and their consequences provided for in the Indenture; or

(vi) modify any of the foregoing provisions described in clause (v) above except to increase any such percentage or to provide other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

(b) After an amendment, supplement or waiver under this Section 7.02 or Section 9.02 of the Original Indenture becomes effective, the Company shall give to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

ARTICLE 8

CONSOLIDATION; MERGER; SALE OF ASSETS

SECTION 8.01.    Company May Consolidate, Etc., Only on Certain Terms.

(a) The Company shall not consolidate with or merge into any other Person and the Company shall not sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Company’s property and assets to any Person in a single transaction or series of related transactions, unless:

(i) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by sale, conveyance, assignment, transfer or other disposition, or which leases all or substantially all of the properties and assets of the Company (in each case, if other than the Company), shall be a corporation organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia, and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee, in form and substance reasonably satisfactory to Trustee, all of the Company’s obligations under the Notes and the Indenture;

(ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(iii) the Company shall have, at or prior to the effective date of such consolidation or merger or sale, conveyance, assignment, transfer, lease or other disposition, delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation or merger or sale, conveyance, assignment, transfer, lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article 8 and that all conditions precedent provided for herein relating to such transaction have been complied with.

SECTION 8.02.    Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any sale, conveyance, assignment, transfer, lease or other disposition of all or substantially all of the Company’s assets in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, assignment, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

ARTICLE 9

INAPPLICABLE PROVISIONS OF THE ORIGINAL INDENTURE

SECTION 9.01.    Article 3, Sections 5.01, 5.02 and 8.05 of Original Indenture.

(a) The provisions of Article 3 of the Original Indenture shall not apply to the Notes.

(b) The provisions concerning consolidation, merger and sale of assets set forth in Article 8 of this Supplemental Indenture shall, with respect to the Notes, supersede in their entirety the provisions of Sections 5.01 (When Company May Merge, etc) and 5.02 (Successor Substituted) of the Original Indenture, and all references in the Original Indenture to Sections 5.01 and 5.02 thereof and the provisions concerning consolidation, merger and sale of assets therein shall, with respect to the Notes, be deemed to be references to consolidation, merger and sale of assets and related matters specified in this Supplemental Indenture.

(c) The provisions concerning discharge obligations set forth in Article 6 of this Supplemental Indenture shall, with respect to the Notes, supersede in their entirety the provisions of Section 8.05 (Defeasance and Discharge of Indenture) of the Original Indenture, and all references in the Original Indenture to Section 8.05 thereof and the provisions concerning discharge obligations therein shall, with respect to the Notes, be deemed to be references to the discharge obligations and related matters specified in this Supplemental Indenture.

ARTICLE 10

MISCELLANEOUS

SECTION 10.01. Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 10.02. Payments on Business Days. If any Interest Payment Date or the Stated Maturity of the Notes or any earlier required repurchase date would fall on a day that is not a Business Day, the required payment shall be made on the next succeeding Business Day and no interest on such payment shall accrue in respect of the delay.

SECTION 10.03. No Security Interest Created. Nothing in this Supplemental Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

SECTION 10.04. Trust Indenture Act. This Supplemental Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof or the Original Indenture that is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

SECTION 10.05. Benefits of Indenture. Nothing in this Supplemental Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Registrar and their successors hereunder or the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

SECTION 10.06. Calculations. Except as otherwise provided in this Supplemental Indenture, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of any Last Reported Sale Price of the Common Stock, accrued interest payable on the Notes, daily VWAP and the Conversion Rate. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent (if different than the Trustee), and each of the Trustee and Conversion Agent (if different than the Trustee) is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Company.

SECTION 10.07. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 10.08. Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 10.09. Severability. In the event any provision of this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

SECTION 10.10. Ratification of Indenture. The Original Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

WESTERN REFINING, INC.

By:	/s/ Jeff A. Stevens
Name: Jeff A. Stevens
Title: President and Chief Operating Officer

[Trustee Signature Follows]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Rafael Martinez
Name: Rafael Martinez
Title: Assistant Treasurer

EXHIBIT A

[FORM OF FACE OF NOTE]

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

WESTERN REFINING, INC.

5.75% Convertible Senior Note due 2014

No. R-1	$_________
CUSIP No. 959319AC8
ISIN No. US959319AC82

WESTERN REFINING, INC., a Delaware corporation (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay CEDE & CO., or registered assigns, -
________________________ DOLLARS ($_____________) (or such lesser principal amount as shall be specified in the “Schedule of Exchanges of Notes” attached hereto as Schedule A) on June 15, 2014 unless earlier converted or repurchased, and to pay interest thereon as set forth in the manner, at the rates and to the Persons set forth in the Indenture.

This Note shall bear interest at a rate of 5.75% per annum from June 10, 2009 or from the most recent date to which interest had been paid or provided to, but excluding, the next scheduled Interest Payment Date, until the principal hereof shall be repaid. Interest on this Note will be computed on the basis of a 360-day year composed of twelve 30-day months. Interest is payable semi-annually in arrears on each June 15 and December 15, commencing on December 15, 2009, to the Person in whose name this Note (or one or more predecessor securities) is registered at the close of business on the Regular Record Date for such Interest Payment Date. Additional Interest will be payable at the option of the Company on the terms set forth in Section 5.02 of the within-mentioned Supplemental Indenture. Whenever in this Note there is mentioned, in any context, the payment of interest hereon, or in respect hereof, such mention shall be deemed to include mention of the payment of Additional Interest provided for in Section 5.02 of the Supplemental Indenture to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof pursuant to the provisions of Section 5.02 of the Supplemental Indenture, and express mention of the payment of Additional Interest (if applicable) in any provision of this Note shall not be construed as excluding Additional Interest in those provisions of this Note where such express mention is not made.

If any Interest Payment Date, the date of the Stated Maturity or Fundamental Change Repurchase Date, if any, would fall on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of the delay.

The Company will pay interest on overdue principal, and, to the extent lawful, on overdue interest, in each case at a rate of 5.75% per annum. Interest not paid when due and any interest on principal or interest not paid when due will be paid to Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

The Company shall pay principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. The Company shall pay principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Registrar in respect of the Notes and its agency in New York, New York as a place where Notes may be presented for payment or for registration of transfer. The Company may, however, change the Paying Agent or Registrar for the Notes without prior notice to the Holders thereof, and the Company may act as Paying Agent or Registrar. Interest on the Notes (other than Notes that are Global Notes) will be payable (i) to Holders of the Notes having an aggregate principal amount of Notes of $5,000,000 or less, by check mailed to the Holders of these Notes at their address in the Security Register and (ii) to Holders having an aggregate principal amount of Notes in excess of $5,000,000, either by check mailed to each Holder at its address in the Security Register or, upon application by a Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until that Holder notifies, in writing, the Registrar to the contrary.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control. This Note, for all purposes, shall be governed by and construed in accordance with the laws of the State of New York.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, WESTERN REFINING, INC. has caused this instrument to be signed manually or by facsimile by its duly authorized officers.

Dated:  June 10, 2009

WESTERN REFINING, INC.

By:
Name:
Title:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

Dated:  June 10, 2009

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

[FORM OF REVERSE OF NOTE]

WESTERN REFINING, INC.
5.75% Convertible Senior Note due 2014

This Note is one of a duly authorized issue of Securities of the Company (herein called the “Notes”), issued under an Indenture dated as of June 10, 2009, as previously amended and supplemented from time to time in accordance with the terms thereof (herein called the “Original Indenture”) and as further supplemented by the Supplemental Indenture dated as of June 10, 2009 (herein called the “Supplemental Indenture” and, together with the Original Indenture, as supplemented by the Supplemental Indenture, the “Indenture”) by and between the Company and The Bank of New York Mellon Trust Company, N.A., herein called the “Trustee”, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

This Note is not subject to redemption at the option of the Company prior to June 15, 2014.

This Note is not subject to the provisions of Article 3, Sections 5.01, 5.02 and 8.05 of the Original Indenture and the provisions in Article 6 and Article 8 of the Supplemental Indenture supersede the entirety of Section 8.05 and Article 5 of the Original Indenture, respectively.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price in accordance with the terms of the Indenture.

As provided in and subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Stated Maturity, to convert this Note or a portion thereof that is $1,000 or an integral multiple thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

As provided in and subject to the provisions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price and the principal amount on the Stated Maturity thereof, as the case may be, to the holder who surrenders a Note to the Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, in case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and interest on all Notes may be declared due and payable, by either the Trustee or Holders of not less than 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture; provided that upon the occurrence of an Event of Default specified in Sections 6.01(d) or (e) of the Original Indenture, the principal amount of, and interest on, all the Notes shall automatically become due and payable.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note, if any, or the Fundamental Change Repurchase Price, at the time, place and rate, and in the coin and currency, herein prescribed, and to deliver the consideration due upon conversion of this Note.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or Trustee may treat the Person in whose name the Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All defined terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT
_______________ Custodian (Cust)

TEN ENT - as tenants by the entireties	_______________ (Minor)

JT TEN - as joint tenants with right of survivorship and not as tenants in common	Uniform Gifts to Minors Act _______ (State)

Additional abbreviations may also be used though not in the above list.

SCHEDULE A

SCHEDULES OF EXCHANGES OF NOTES

WESTERN REFINING, INC.
5.75% Convertible Senior Notes due 2014

The initial principal amount of this Registered Global Security is ___________________DOLLARS ($___________). The following, exchanges, purchases or conversions of a part of this Registered Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Registered Global Security	Amount of increase in principal amount of this Registered Global Security	Principal amount of this Registered Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Custodian